N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Dividend Strategy
Portfolio, Class I

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund?s Prospectus as filed with the Securities and Exchange Commission pursuant to Rule
497 of the Securities Act of 1933 on August 7,
2015 (Accession No. 0001193125-15-282306).
The Registrant  also incorporates by reference
Post-Effective Amendment No. 82 to Form N-1A filed on April 20, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-137932).